As filed with the Securities and Exchange Commission on August 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAREPTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

93-0797222

(IRS Employer Identification No.)

215 First Street, Suite 415

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2011 Equity Incentive Plan

Amended and Restated 2013 Employee Stock Purchase Plan

(Full title of the plan)

Edward M. Kaye, M.D.

Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer

Sarepta Therapeutics, Inc.

215 First Street, Suite 415

Cambridge, Massachusetts 02142

(Name and address of agent for service)

(617) 274-4000

(Telephone number, including area code, of agent for service)

Copies to:

Paul M. Kinsella

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02119

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 Par Value	1,569,004 (2)	$17.55 (3)	$27,536,020.20	$2,772.88
Common Stock, $0.0001 Par Value	1,430,996 (4)	$25.36 (5)	$36,290,058.56	$3,654.41
Common Stock, $0.0001 Par Value	350,000 (6)	$25.36 (5)	$8,876,000.00	$893.82
Totals	3,350,000		$72,702,078.76	$7,321.11

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”) and the Registrant’s Amended and Restated 2013 Employee Stock Purchase Plan (the “2013 ESPP”), by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.
(2)	Represents shares of common stock reserved for issuance upon the exercise of unvested options to purchase shares of common stock (the “Options”) previously issued under the 2011 Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, based upon the weighted average exercise price of the Options of $17.55.
(4)	Represents shares of common stock reserved for future issuance under the 2011 Plan.
(5)	This estimate is made pursuant to Rule 457 of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $25.36, which is the average of the high and low prices for the Registrant’s common stock as reported on The NASDAQ Global Select Market on August 2, 2016.
(6)	Represents shares of common stock reserved for future issuance under the 2013 ESPP.

EXPLANTORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 3,000,000 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), for issuance under the 2011 Plan. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registration Statement on Form S-8 (File No. 333-175031) filed with the Securities and Exchange Commission (the “Commission”) on June 20, 2011, as amended by the Post-Effective Amendment No. 1 filed with the Commission on August 20, 2013, and the Registration Statement on Form S-8 (File No. 333-192287) filed with the Commission on November 12, 2013 are incorporated herein by reference.

The Registrant is also filing this Registration Statement to register an additional 350,000 shares of Common Stock for issuance under the 2013 ESPP. Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the contents of the Registration Statement on Form S-8 (File No. 333-192287) filed with the Commission on November 12, 2013 are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on this 9th day of August, 2016.

SAREPTA THERAPEUTICS, INC.

By:	/s/ Edward M. Kaye, M.D.
Name: Title:	Edward M. Kaye, M.D. Interim Chief Executive Officer, Senior
Vice President and Chief Medical Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Edward M. Kaye, Sandesh Mahatme and David Tyronne Howton, or any of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward M. Kaye Edward M. Kaye, M.D.	Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer (Principal Executive Officer)	August 9, 2016

/s/ Sandesh Mahatme Sandesh Mahatme	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2016

/s/ M. Kathleen Behrens M. Kathleen Behrens, Ph.D.	Chairwoman of the Board	August 9, 2016

/s/ Richard J. Barry Richard J. Barry	Director	August 9, 2016

/s/ Jean-Paul Kress Jean-Paul Kress, M.D.	Director	August 9, 2016

/s/ Claude Nicaise Claude Nicaise, M.D.	Director	August 9, 2016

/s/ Hans Wigzell Hans Wigzell, M.D., Ph.D.	Director	August 9, 2016

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference to Filings Indicated
	Description	Form	File No.	Exhibit	Filing Date	Provided Herewith

4.1	Amended and Restated Certificate of Incorporation of Sarepta Therapeutics, Inc.	8-K12B	001-14895	3.1	6/6/13

4.2	Amendment to the Amended and Restated Certificate of Incorporation of Sarepta Therapeutics, Inc.	8-K	001-14895	10.1	6/30/15

4.3	Amended and Restated Bylaws of Sarepta Therapeutics, Inc.	8-K	001-14895	3.1	9/25/14

4.4	Form of Specimen Certificate for Common Stock	10-Q	001-14895	4.1	8/8/13

4.5	Sarepta Therapeutics, Inc. Amended and Restated 2011 Equity Incentive Plan	8-K	001-14895	10.1	7/1/16

4.6	Form of Stock Option Award Agreement under the Amended and Restated 2011 Equity Incentive Plan	10-Q	001-14895	10.5	8/8/13

4.7	Form of Notice of Grant of Restricted Stock under the Amended and Restated 2011 Equity Incentive Plan	10-Q	001-14895	10.4	8/8/13

4.8	Form of Restricted Stock Unit Award Agreement under 2011 Equity Incentive Plan	8-K	001-14895	10.1	4/25/12

4.9	Form of Stock Appreciate Right Award Agreement under the 2011 Equity Incentive Plan	10-Q	001-14895	10.2	11/7/12

4.10	Sarepta Therapeutics, Inc. Amended and Restated 2013 Employee Stock Purchase Plan	8-K	001-14895	10.2	7/1/16

5.1	Opinion of Ropes & Gray LLP					X

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)					X

23.2	Consent of KPMG LLP, independent registered public accounting firm					X

24.1	Power of attorney (included in the signature page to this Registration Statement)					X